Exhibit 10.6

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT (this “Assignment”) is entered into between Elco LR OPT II REIT LP, a Delaware limited partnership (“Assignor”), and Landmark Apartment Trust of America Holdings, LP, a Virginia limited partnership (“Assignee”), as of July 1, 2013.

RECITALS

A. Pursuant to the terms of that certain Membership Interest Purchase Agreement, dated as of November 26, 2012, by and among Elco Landmark Residential Holdings LLC, a Delaware limited liability company (“ELRH”), Hunt Commercial Realty Partners III, L.P., as successor in interest to TRECAP Commercial Realty Partners III, L.P., (“Hunt Partners III”) and ADMG FairCave Partners LP, a Florida limited partnership (“ADMG FairCave”), as amended by the First Amendment to Membership Interest Purchase Agreement, Second Amendment to Membership Interest Purchase Agreement, Third Amendment to Membership Interest Purchase Agreement and Fourth Amendment to Membership Interest Purchase Agreement (as so amended to date, collectively, the “Purchase Agreement”), as assigned by ELRH to Assignor pursuant to that Assignment and Assumption of Purchase Agreement dated as of the date hereof, Assignor agreed to purchase, and Hunt Partners III agreed to sell the Membership Interests (as such term is defined in the Purchase Agreement).

B. Assignor wishes to assign to Assignee, and Assignee wishes to assume from Assignor, all of Assignors right, title and interest, in, to and under the Purchase Agreement and all of Assingor’s obligations under that certain Assignment and Assumption of Purchase Agreement (the “Assignment and Assumption”), dated on or about the date hereof and relating to the Purchase Agreement, in exchange for consideration consisting of 773,876 limited partnership units in Assignee (OP Units”).

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, agreements and undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Recitals. The above recitals are incorporated herein by reference.

2. Representations. Assignor represents and warrants to Assignee that (i) Assignor is the owner of all of the right, title and interests of the Buyer (as defined in the Purchase Agreement) (the “Buyer’s Interest”), and Assignor has not assigned or encumbered the Buyer’s Interest except pursuant to this Assignment , (ii) the Purchase Agreement is in full force and effect, (iii) Assignor is not in default under any provision of the Purchase Agreement, (iv) to the best of Assignor’s knowledge, there is no default by the Seller (as defined in the Purchase Agreement) under the Purchase Agreement, (v) Assignor will execute such further assurances with respect to the Purchase Agreement as may be reasonably requested by Assignee, and (vi) the Purchase Agreement has not been amended or modified except as described herein.

3. Assignment and Assumption. Assignor hereby assigns (i) all of its right, title and interest in, to and under the Purchase Agreement and (ii) all of its obligations under the Assignment and Assumption, including, without limitation, its obligations under 3(b) thereof, to Assignee as of the date hereof (collectively, the “Contract Rights Assignment”). Assignor shall have no further rights whatsoever under the Purchase Agreement or Assignment and Assumption Agreement. Assignee hereby accepts the foregoing Contract Rights Assignment as of the date hereof, and assumes and agrees to perform all duties and obligations of Assignor under the Purchase Agreement and Assignment and Assumption Agreement which arise from and after the date hereof, provided that neither Assignor nor Assignee shall have any liability whatsoever to each other in the event that Assignee fails or is unable to acquire the Property.

4. Consideration. Assignee shall issue and sell to Assignor 773,876 OP Units in exchange for the Contract Rights Assignment.

5. Deliveries by Assignor. In connection with the execution and delivery of this Assignment, Assignor shall execute and deliver to Assignee a duly executed tax protection agreement in the form attached hereto as Exhibit A (the “TPA”).

6. Deliveries by Assignee. In connection with the execution and delivery of this Assignment, Assignee shall execute and deliver to Assignor (i) certificates evidencing the approval of the issuance of OP Units to be issued by the Assignee to the Assignor and (ii) a duly executed counterpart to the TPA.

7. Indemnification. Assignor agrees to defend and hold Assignee free and harmless from any and all losses, liabilities, obligations, debts and expenses first arising under or with respect to the Purchase Agreement prior to the date hereof. Assignee agrees to defend and hold Assignor free and harmless from any and all losses, liabilities, obligations, debts and expenses first arising under or with respect to the Purchase Agreement on or after the date hereof.

8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

9. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

10. Governing Law. This Assignment shall be governed by the laws of the State of Delaware.

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This Assignment and Assumption of Purchase Agreement is executed as an instrument under seal of the date set forth above.

ASSIGNOR:

Elco LR OPT II REIT LP, a Delaware limited partnership

By:	Elco LR OPT II REIT GP LLC,
its general partner

	By:	/s/ Elizabeth Truong
		Name:	Elizabeth Truong
		Title:	Authorized Signatory

ASSIGNEE:

Landmark Apartment Trust of America, LP, a Virginia limited partnership

By:	Landmark Apartment Trust of America, Inc.,
its general partner

	By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

EXHIBIT A

TPA

[See attached.]